STOCK PURCHASE AGREEMENT


This Stock Purchase Agreement ("Agreement") is made and entered into as of January 29, 2001, by and among Ignacio Martinelli ("Buyer"), Kevin Halter and Pam Halter "Halters") and Whispering Oaks International, Inc. ("Company").


                                    RECITALS

         A. Halters are the owners of 1,900,000 shares of the common stock, of Whispering Oaks International, Inc., par value $0.001 per share ("Company").

         B. Buyer wishes to acquire from Halters 1,900,000 shares of the common stock of the Company (approximately 71% of the total issued and outstanding shares of the Company) less that number of shares equivalent to 100,000 shares after giving effect to the stock split referred to in Section 3, pursuant to the terms and conditions of this Agreement.

         C. The Company joins in the execution of this Agreement for the purpose of evidencing its consent to the consummation of the foregoing transaction and for the purpose of making certain representations and warrants to and covenants and agreement with the Buyer.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

         1. PURCHASE OF SHARES BY BUYER. Subject to and upon the terms and conditions herein, on the Closing Date (as defined). Halters shall sell, transfer, assign, convey and deliver to Buyer, free and clear of all adverse claims, security interests, liens, claims and encumbrances (other than any restrictions under state and federal securities laws) and Buyer shall purchase, accept and acquire from Halters, the Shares.


         2. PURCHASE PRICE. The total purchase price for the Shares is FIFTY THOUSAND DOLLARS. ($50,000.)


         3. STOCK SPLIT. The Buyer represents that within fourteen (14) days from the date of closing Buyer will cause the Company to effect a Thirteen for one stock split of the common shares of the Company. After the split the Halters will hold 100,000 shares of common stock.


         4. CLOSING. Subject to the conditions precedent set forth herein, the purchase of the Shares shall take place either (i) at a place to be mutually agreed upon between the parties or (ii) by the exchange of documents via courier, on or before February 12, 2001. Such date is herein referred to as the "Closing Date".

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         5. REPRESENTATION AND WARRANTIES OF BUYER. Unless specifically stated
otherwise, Buyer represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

                  A. AGREEMENT'S VALIDITY. This Agreement has been duly executed and delivered by Buyer and constitutes legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                  B. CONSENTS/APPROVALS/CONFLICT. To the Buyers knowledge, no consent, approval, authorization or order of any court or governmental agency or other body is required for Buyer to consummate the purchase of the Shares. Neither the execution, delivery, consummation nor performance of this Agreement shall conflict with, or constitute a breach of any agreement to which Buyer is a party or by which he is bound nor, to the best of Buyer's knowledge and belief, any existing law, rule, regulation, or any decree of any court or governmental department agency, commission, board or bureau, domestic or foreign, having jurisdition over Buyer.

                  C. INVESTMENT INTENT. Buyer is acquiring the Shares for his own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof.

                  D. DISCLOSURE OF INFORMATION. Buyer acknowledges that he or his representatives have been furnished with information regarding the Company and its business, assets, results of operations, and financial condition to allow Buyer to make an informed decision regarding an investment in the Shares. Buyer further represents that he has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operation, and financial condition.

                  E. INVESTMENT EXPERIENCE. Buyer acknowledges that he is a sophisticated investor and can bear the economic risk of his investment in the Shares and that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares.

                  F. RESTRICTED SECURITIES. Buyer understands that the Shares have not been registered pursuant to the Securities Act or any applicable state securities laws, that the Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, Buyer represents that he is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the



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


resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of the Company (or a notation may be made in the appropriate records of the Company) in connection with the Shares.

                  G. LEGEND. It is agreed and understood by Buyer that the certificates representing the Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION 0F COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


         6. REPRESENTATIONS AND WARRANTIES OF HALTERS. Unless specifically stated otherwise, Halters represent and warrant that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

                  A. TITLE TO STOCK. On the Closing Date, Halters will be the sole registered owners and will have full right, power and authority to sell and convey the Shares and such shares will be free and clear of any and all liens, mortgages, pledges, or other rights or encumbrances whatsoever, disclosed or undisclosed. Specifically, there are no beneficial owners of such shares or of any interest in or to any such shares other than Halters. Upon delivery of the Shares to Buyer for the considerations set forth herein, Buyer shall be deemed to have obtained good and merchantable title to the Shares.

                  B. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Halters of this Agreement and the consummation of the transaction contemplated hereby, has been duly authorized by Halters. This Agreement has been or will be as of the Closing Date duly executed and delivered by Halters and constitutes or will constitute legal, valid and binding obligations of Halters, enforceable against Halters in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                  C. CONSENTS/APPROVALS/CONFLICT. To the Halter's knowledge no consent, approval, authorization or order of any court or governmental agency or other body is required for Halters to consummate the sale of the Shares. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, constitute a breach of any agreement to which

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

Halters is a party or by which they are bound nor, to the best of Halters knowledge and belief, any existing law, rule, regulation, or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over Halters.

                  D. TAXES. To the best knowledge and belief of the Halter's all income, excise, unemployment, social security, occupational, franchise and any and all other taxes, duties, assessments or charges levied, assessed or imposed upon the Company by the United Stares or by any state or municipal government or subdivision or instrumentality thereof which are due and payable as of the Closing Date have been duly paid, and all required tax returns or reports concerning any such items have been duly filed or will be filed within 30 days of the closing date.


         7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Unless specifically stated otherwise, the Company and Halters jointly and severally hereby represent and warrant that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

                  A. ORGANIZATION AND GOOD STANDING; QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, and is duly qualified and licensed to do business and is in good standing in all jurisdictions where the native of its business makes such qualification necessary.

                  B. CAPITALIZATION. As of the execution date of this Agreement, the authorized capital stock of the Company consists of 125,000,000 shares of common stock, par value $.001 per share, of which 2,525,000 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The Company is not a party to or bound by, nor does it have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of the Company. The Company has no subsidiaries and no ownership of the securities of any other entity.

                  C. DOCUMENTS GENUINE. All originals and/or copies of the Company's articles of incorporation and bylaws, each amended to date, and all minutes of meetings and written consents in lieu of meetings of Shareholders, directors and committees of directors of the Company, financial data, and any and all other documents, material, data, files, or information which have been or will be furnished to Buyer, are, to the best of the Company's knowledge, true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material.

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

                  D. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Company of this Agreement and the consummation of the transaction contemplated hereby has been duly authorized by the Company; shareholder approval is not required. This Agreement has been or will be as of the Closing Date duly executed and delivered by the Company and constitutes or will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or the availability of equitable remedies.

                  E. RESTRICTIVE COVENANTS. From the date of this Agreement through the Closing Date, the Company shall conduct its business in the ordinary and usual course without unusual commitments and in compliance with all applicable laws, rules, and regulations. Furthermore, the Company will not, without the prior written consent of Buyer, (i) make any changes in its capital structure, (ii) incur any liability or obligation, (iii) incur any indebtedness for borrowed money, (iv) make any loans or advances, (v) declare or pay any dividend or make any other distribution with respect to its capital stock, (vi) issue, sell or deliver or purchase or otherwise acquire for value any of its stock or other securities, (vii) mortgage, pledge, or subject to encumbrance any of its assets, (viii) sell or transfer any of its assets, (ix) make any investment of a capital nature, (x) issue any options to purchase the capital stock of the Company, or (xi) pay any wages or Salary to any employee.

                  F. CONSENTS/APPROVALS/CONFLICT. Except for compliance with applicable federal and state securities laws and approval of the Company's
Board of Directors, no consent approval, authorization or order of any court or governmental agency, nor shareholder approval or other body is required for the Company to consent to entering into this Agreement. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, constitute a breach of the Company's respective articles of incorporation or bylaws, as amended to date, or any note, mortgage, indenture, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound nor, to the best of the Company's knowledge and belief, any existing law, rule, regulation, or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over the Company.

                  G. FINANCIAL STATEMENTS. The Company shall have finished to Buyer its audited balance sheet, statements of income and retained earnings, statements of cash flows, and notes to the financial statements relevant thereto, as of December 31, 2000, with said financial statements reflecting the then current assets and liabilities of the Company pursuant to generally accepted accounting principles. The Company has no liabilities of any kind or nature whatsoever other than disclosed in the financial statements as of December 31, 2000 and the Company will have no liabilities of any kind or nature as of the Closing Date.

                  H. TAXES. To the best knowledge and belief of the Company all income, excise, unemployment, social security, occupational, franchise and any and all other taxes, duties, assessments or charges levied, assessed or imposed upon the Company by the United States or by any state or municipal government or subdivision or instrumentality thereof which are due and payable as of the Closing Date have been duly paid, and all required tax returns or reports concerning any such items have been duly filed or will be filed within 30 days of the closing date. The Company will have no tax liabilities as of the closing date.

                  I. GUARANTEES OR INDEBTEDNESS TO AFFILIATES. There arc no contracts or commitments by the Company directly or indirectly guaranteeing the payment or performance (or both) of any obligations of any third person including the Company's shareholders. The Company has no indebtedness to any of its officers, directors, employees or shareholders other than disclosed in the financial statements and will not be as of its Closing Date, indebted to any of its officers, directors, employees, or shareholders.

                  J. PENDING OR THREATENED LITIGATION. There are no actions, governmental investigations, suits, arbitrations or other administrative, criminal or civil actions pending or threatened against the Company. In addition, to the best of the Company's knowledge, the Company does not know of any basis that exists for any such action, suit, investigation, arbitration or proceeding.

                  K. DISCLOSURE. No representations or warranties by the Company in this Agreement and no statement contained in any document (including, without limitation, financial statements), certificate, or other writing furnished or to be furnished by the Company to Buyer pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                  L. CONTRACTS. As of the Closing Date, there will be no contracts, agreements, arrangements or understandings entered into by the Company which cannot be immediately terminated by the Company, except for an agreement with its transfer agent, Securities Transfer Corporation, Frisco, Texas which the Buyer agrees shall not be terminated for a period of six months after the Closing Date, and thereafter so long as the transfer agent's services are satisfactory in the reasonable opinion of the Buyer.


         8. CONDITIONS TO OBLIGATIONS OF BUYER. All obligations of Buyer under this Agreement are subject to the fulfillment, prior to the Closing Date, of each of the following conditions (any one or more of which may, in the absolute discretion of Buyer, be waived by Buyer):

                  A. DOCUMENTS TO BE DELIVERED TO BUYER. At the Closing, the following documents shall be delivered to Buyer:

                  (i) Certificate(s) representing the Shares of Whispering Oaks International, Inc. to be delivered pursuant to this Agreement, duly endorsed or accompanied by duly executed stock powers;

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

                  (ii) A certificate executed by Halters and the Company dated the Closing Date, certifying that:

                           (a) The representations and warranties of Halters and
                  the Company contained in this Agreement are then true in all respects; and

                           (b) Halters and the Company have complied with all
                  agreements and conditions required by this Agreement to be performed or complied wit by it

                  (iii) Resignations executed by all of the Company's officers and directors, and a certificate of the Company setting forth the resolution pursuant to which new directors have been elected for the Company, dated the Closing Date, electing those persons designated by Buyer as directors of the Company; and

                  (iv) All original corporate books and records of the Company which are the possession of Halters.


         9. CONDITIONS TO OBLIGATIONS OF HALTERS. All obligations of Halters under this Agreement are subject to the fulfillment, prior to the Closing Date, of each of the following conditions (any one or more of which may, in the absolute discretion of Halters, be waived by Halters);

                  A. DOCUMENTS TO BE DELIVERED TO HALTERS. At the Closing, the following documents shall be delivered to Halters:

                  (i) A certificate executed by Buyer dated the Closing Date, certifying that:

                           (a) The representations and warranties of Buyer
                  contained in this Agreement are then true in all respects; and

                           (b) Buyer has complied with all agreements and
                  conditions required by this Agreement to be performed or Complied with by it.

                  (ii) A cashier's check or a wire transfer in the amount of $50,000.


         10. INDEMNIFICATION BY BUYER. Buyer hereby agrees to Indemnify and hold harmless Halters and the Company and its successors and assigns for the full amount of all losses, claims, expenses or liabilities (including without limitation reasonable attorneys' fees) arising from or relating to (i) any breach of the representations and warranties made by Buyer in this Agreement, and (ii) any failure of Buyer to perform any covenant in this Agreement which are to be performed by Buyer.

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

         11. INDEMNIFICATION BY HALTERS. Halters hereby agree to indemnify and hold harmless Buyer and his successors and assigns for the full amount of all losses, claims, expenses or liabilities (including without limitation reasonable attorneys' fees) arising from or relating to (i) any breach of the representations and warranties made by Halters and the Company in this Agreement, and (ii) any failure of Halters and the Company to perform any covenant in this Agreement which are to be performed by them or either of them.


         12. ADDITIONAL INDEMNIFICATION BY HALTERS. Halters further agree to indemnify and hold harmless Buyer and his successors and assigns for the full amount of all losses, claims, expenses or liabilities (including without limitation reasonable attorneys' fees) arising from or relating to:

         (i) Claims by shareholders of the Company arising from acts or omissions by the Company, its officers, directors, agents and employees prior to and including the date hereof.


         13. MISCELLANEOUS.

                  A. AMENDMENT. This Agreement may be amended, modified, or supplemented only by an instrument in writing executed by all the parties hereto.

                  B. ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without the written consent of the party not seeking assignment.

                  C. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions at this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other Agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

                  D. ENTIRE AGREEMENT. The Agreement constitutes the entire agreement of the parties regarding the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                  E. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable

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

provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

                  F. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of HALTERS, the Company, or Buyer, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing.

                  G. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

                  H. CAPTIONS. The captions in this agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

                  I. GENDER AND NUMBER. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

                  J. REFERENCE TO AGREEMENT. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision in this Agreement, unless otherwise noted.

                  K. NOTICE. Any notice or communication hereunder must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand delivered or on the third business day following the date on which it is to be mailed. For purposes of giving notice, the addresses of the parties shall be:

                  If to Buyer:        Ignacio Martinelli
                                      Via Fax 01l-598-2916-1487

                  If to Halters:      2591 Dallas Parkway, Suite 102
                                      Frisco, Texas 75034
                                      Attn: Mr. Kevin B. Halter

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

                  L. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement and all required documents as stipulated in this Agreement by exchange of facsimile copies hearing facsimile signature of a party shall constitute a valid and binding execution and deliver of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

                  M. FURTHER ASSURANCES. From Halters to Halters subsequent to the execution of this Agreement, the parties hereto and each of them agree to take all such further action, and to execute and deliver all such additional documents, as are reasonably necessary to affect the transactions contemplated by this Agreement.


         14. POST CLOSING COVENANTS.

                  A. LEAK OUT PROVISION. Beginning 14 days from the date of Closing and subject to compliances with the registration requirements or exemption therefrom of applicable securities laws, Buyer agrees to allow the sale or transfer by the Halters of their 100,000 shares of common stock of the Company, at the cumulative rate of 25,000 shares per month for four months. "Cumulative" means that if any of the 25,000 shares for a month are not sold or transferred, same may be sold the following months or months along with the 25,000 shares for that month or months.

                  B. REASSIGNMENT OF SHARES. Buyer shall deliver to Halters 12,500 Shares of common stock of the Company for each of the months of February, March, April and May 2001, respectively, that the average market capitalization of the outstanding shares of common stock of the Company is not equal to or greater than $50,000,000 for any such month after giving effect to the stock split referred to in Section 3. To insure Buyer's compliance with this covenant, Buyer shall deliver to Securities Transfer Corporation four stock certificates, each for 12,500 Shares, with executed stock powers, and instructions to deliver certificates to Halters or their assignees in accordance with and subject to conditions contained in this paragraph. For purposes of this provision, "average market capitalization" means the average per share closing price of the common stock of the Company on the OTC Bulletin Board for each trading day in a given month times the average total outstanding shares of common stock during such month. Any of said four certificates not reassigned and delivered to Halters in accordance with this paragraph shall be returned to Buyer by June 5, 2001.

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

Buyer:

By: /s/ Ignacio Martinelli
   ---------------------------------
    Ignacio Martinelli



Halters:


By: /s/ Kevin B. Halter
   ---------------------------------
    Kevin B. Halter


By: /s/ Pam Halter
   ---------------------------------
    Pam Halter

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